UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2015

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On September 15, 2015, the Agreement and Plan of Merger, dated June 8, 2015, among QLT Inc. (“QLT” or the “Company”), InSite Vision Incorporated, a Delaware corporation (“InSite”), and Isotope Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of QLT (“AcquireCo”), as amended and restated on July 16, 2015 and August 26, 2015 (the “Merger Agreement”) terminated after InSite delivered to QLT a notice of termination of the Merger Agreement. The Merger Agreement had provided for a business combination whereby AcquireCo would be merged with and into InSite (the “Merger”).  As a result of the Merger, the separate corporate existence of AcquireCo would have ceased and InSite would have continued as the surviving corporation and an indirect wholly owned subsidiary of the Company.

On September 4, 2015, QLT issued a press release announcing that it had been advised by InSite that the InSite board of directors had determined that a previously announced second unsolicited offer from Sun Pharmaceutical Industries Ltd. (“Sun”) to acquire all of the issued and outstanding shares of InSite (the “Sun Proposal”) constituted a “Company Superior Proposal” (as defined in the Merger Agreement) and that InSite intended, subject to QLT’s right to negotiate with InSite during the Negotiation Period (as defined in the Merger Agreement), to terminate the Merger Agreement and enter into an agreement with Sun to implement the Sun Proposal. QLT was unwilling to provide an offer that InSite indicated it would deem superior to the Sun Proposal.  As a result, InSite notified QLT that it was exercising its right to terminate the Merger Agreement and has paid a termination fee to QLT in the amount of $2,667,000 plus all principal and interest owed by InSite to QLT under the June 8, 2015 secured loan (the “Secured Note”) advanced in connection with the Merger Agreement.

As a result of the termination of the Merger Agreement, the Secured Note has terminated and Insite and QLT have entered into a payoff letter, dated September 15, 2015 (the “Payoff Letter”) pursuant to which upon the receipt of the Payoff Amount (as defined in the Payoff Letter) by the Company, all obligations of InSite under the Note Documents (as defined in the Secured Note) (other than obligations that, by their express terms, survive termination of the Note Documents) are satisfied and paid in full, all Note Documents automatically terminate (other than obligations that, by their express terms, survive termination), all commitments of the Company automatically terminate and any security interest granted to the Company in any property of InSite securing the Secured Obligations (as defined in the Security Agreement (as defined in the Payoff Letter)) is automatically released, discharged and terminated.  In connection with the Payoff Letter and release of security, the Company has entered into an Intellectual Property Security Agreement Release.

The foregoing description of the terms of the Merger Agreement is not complete and is qualified in its entirety by the terms and conditions of the full text of the Merger Agreement, which was filed as an exhibit to QLT’s Current Report on Form 8-K filed on August 28, 2015, and which is incorporated herein by reference.

Item 8.01. Other Events

On September 15, 2015, QLT issued a press release announcing the termination of the Merger Agreement.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Number	Description

99.1	Press Release dated September 15, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Geoffrey Cox
Name:	Geoffrey Cox
Title:	Interim Chief Executive Officer

Date: September 15, 2015

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